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                                                                    EXHIBIT 23.3

                                       CONSENT


          We hereby consent to the references to us in the Prospectus Supplement to the Prospectus dated November 13, 1997 (collectively, the "Prospectus") of Brandywine Realty Trust (which Prospectus is part of a Registration Statement on Form S-3, Registration No. 333-39155), and we further consent to the reference to us under the heading "Experts" in the Prospectus Supplement.

          This consent may be filed as an exhibit to the Registration Statement or to a Form 8-K files by Brandywine Realty Trust.

CUSHMAN & WAKEFIELD OF PENNSYLVANIA, INC.


By:  /s/ Gerald B. McNamara
     ----------------------

Name:     Gerald B. McNamara, MAI
Title:    Associate Director and Manager
Date:     January 7, 1998